Exhibit 10.2

ACTOR AGREEMENT

(Low-Budget, Non-union Day Player)

THIS AGREEMENT is made and entered into as of the _________, by and between Chronicles of a Skater Girl, LLC, a limited liability corporation, (hereinafter "Producer"), and _______________ (hereinafter "Player").

A. Producer intends to produce a limited exhibition picture (hereinafter the "Picture") based upon that certain screenplay tentatively entitled "Chronicles of a Skater Girl" (hereinafter the "Screenplay") which Picture is intended for initial theatrical exhibition.

B. Producer wishes to utilize the services of Player in connection with the Picture upon the terms and conditions herein contained.

ACCORDINGLY, IT IS AGREED AS FOLLOWS:

1. PHOTOPLAY, ROLE, SALARY AND GUARANTEE: Producer hereby engages Player to render services as such in the role of _______________in the Screenplay, at the compensation of _______________ per day. Additionally, in the event the Picture generates a net profit, the Player will receive 0.6% of net profits until that sum of that percentage equals $10,000, at which point, Player will receive no additional share of the net profits. Payment of Player's net profit share shall be paid within one (I) calendar year of the realization of the net profit in a form acceptable to Producer. Player accepts such engagement upon the terms herein specified. Producer guarantees that it will furnish Player not less than _____ day's engagement.

2. TERM: The term of engagement hereunder shall begin on or about _____ (the "Start Date") and continue until _____, or until the completion of the photography and recordation of said role.

3. PLAYER'S ADDRESS: All notices which the Producer is required or may desire to give to the Player may be given either by mailing the same addressed to the Player at the address listed at the end of this agreement, or such notice may be given to the Player personally, either orally or in writing.

4. PLAYER'S TELEPHONE: The Player must keep the Producer's casting office or the assistant director of said photoplay advised as to where the Player may be reached by telephone without unreasonable delay. The current telephone number of the Player is listed at the end of this agreement.

5. FURNISHING OF WARDROBE: The Player agrees to furnish all modern wardrobe and wearing apparel reasonably necessary for the portrayal of said role; it being agreed, however, that should so-called "character" or "period" costumes be required, the Producer shall supply the same.

6. NEXT STARTING DATE: The starting date of Player's next engagement is: __________________________.

7. STATUS PLA YER: Player warrants that Player is not a member of any union or guild, memberships in which would prevent Player from working in this picture.

8. PROMOTIONAL FILM: Producer shall have the exclusive right to make one or more promotional films of thirty (30) minutes or less and to utilize the results and proceeds of Player's services therein. Player agrees to render such services for said promotional films during the term of his engagement hereunder as Producer may request and Player further agrees to use by Producer of film clips and behind-the-scenes shots in which Player appears in such promotional films.

12. INCLUSIVE PAYMENTS: AIl payments to Player hereunder shall be deemed to be equitable and inclusive remuneration for all services rendered by Player in connection with the Picture and to be paid by way of a complete buy-out of all rights granted to Producer hereunder and no further sums shall be payable to Player by Producer by reason of the exploitation of the Picture and all results and proceeds of Player's services hereunder in any and all media throughout the universe pursuant to any collective bargaining agreement, if any, or otherwise, by way of residuals, repeat fees, pension contributions, or any other monies whatsoever.

13. ARBITRATION: Any controversy or claim arising out of or relating to this agreement or any breach thereof shall be settled by arbitration in accordance with the Rules of the American Arbitration Association; and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to reimbursement for costs and reasonable attorney's fees. The determination of the arbitrator in such proceeding shall be final, binding and nonappealable. In the event of any breach by the Producer of this Agreement, the Player shall be limited to the Player's remedy at law for damages, if any, and shall not have the right to terminate or rescind this Agreement or to enjoin or restrain in any way the production, distribution, advertising or exploitation of the Picture.

14. SERVICE ELIGIBILITY: All of Producer's obligation herein are expressly conditioned upon Performer's completion, to Producer's satisfaction, of the I-9 form (Employee Eligibility Verification Form), and upon Performer's submission to Producer of original documents satisfactory to demonstrate Performer's service eligibility.

IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.

AGREED TO AND ACCEPTED:
_______________

_______________

"Player"

Player address: _______________

Player Phone number:  _______________

Player Social Security # _______________

AGREED TO AND ACCEPTED:

Chronicles of a Skater Girl, LLC,

By:______________

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